(i)(29)

[DECHERT LLP LETTERHEAD]

August 7, 2012

ING Mutual Funds

7337 East Doubletree Ranch Road, Suite 100

Scottsdale, AZ 85258

Re:	Securities Act Registration No. 033-56094
Investment Company Act File No. 811-07428

Ladies and Gentlemen:

We have acted as counsel to ING Mutual Funds (the “Trust”), a Delaware statutory trust, and its series, ING International Core Fund (the “Fund”), in connection with the Post-Effective Amendment No. 160 to the Registration Statement of the Trust (the “Registration Statement”) and have a general familiarity with the Trust’s business operations, practices and procedures.  You have asked for our opinion regarding the issuance of shares of beneficial interest by the Trust in connection with the registration of the Class W shares on behalf of the Fund (the “Class W Shares”).

We have examined originals and certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Trust and such other instruments, documents and records as we have deemed necessary in order to render this opinion.  We also have been provided a certification from an officer of the Trust representing that the Class W Shares will not be issued until such time as the Class W Shares are duly authorized by the Trust’s Declaration of Trust (the “Certification”).  We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

On the basis of the foregoing, it is our opinion that the Class W Shares, when issued in accordance with the terms described in the Registration Statement as filed on or about August 7, 2012 and the Certification, will be duly and validly issued, fully paid and non-assessable by the Trust.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Sincerely,

/s/ Dechert LLP